Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$12,740,910
Unrealized Gain (Loss) on Market Value of Commodity Futures	(19,261,410)
Dividend Income	5,251
Interest Income	3,186
ETF Transaction Fees	4,200
Total Income (Loss)	$(6,507,863)

Expenses
General Partner Management Fees	$224,019
Professional Fees	51,112
Brokerage Commissions	25,884
Directors' Fees and insurance	4,109
SEC & FINRA Registration Expense	22,010
Total Expenses	327,134
Expense Waiver	(58,311)
Net Expenses	$268,823
Net Income (Loss)	$(6,776,686)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/21	$359,277,018
Additions (1,600,000 Shares)	26,030,689
Withdrawals (2,850,000 Shares)	(47,395,225)
Net Income (Loss)	(6,776,686)

Net Asset Value End of Month	$331,135,796
Net Asset Value Per Share (20,900,000 Shares)	$15.84

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596